EXHIBIT 99.1

                                                           FOR IMMEDIATE RELEASE

                  MONSANTO AND PHARMACIA & UPJOHN TO MERGE,
                  CREATING GLOBAL LEADER IN PHARMACEUTICALS
                         WITH TOP-TIER GROWTH PROSPECTS

o Builds world class pharmaceutical business; combined pharmaceutical sales force to enhance market potential of key products led by Celebrex

o    Creates top-tier strength in critical U.S. market

o Robust pipeline and more than $2 billion annual pharmaceutical R&D budget to fuel future growth

o Strong leadership and clear management structure to accelerate growth potential and synergies

o Leading global agricultural business to be operated as a separate entity, with a partial IPO to strengthen capabilities and help realize full value.

ST. LOUIS and PEAPACK, NJ (Dec. 19, 1999) - Monsanto Company (NYSE: MTC) and Pharmacia & Upjohn (NYSE: PNU) today announced that they have entered into a definitive agreement to create a dynamic and powerful new competitor in the global pharmaceutical industry. The new company will have one of the strongest sales forces in the global pharmaceutical industry, an expensive product portfolio, a robust pipeline of new drugs, including a number with blockbuster potential, and an annual pharmaceutical R&D budget of more than $2 billion. The new company also will have one of the world's leading fully integrated agricultural businesses. The combined company will have estimated 1999 sales of $17 billion with a market capitalization of more than $50 billion.


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The combined company, as yet to be named, will have a significantly strengthened position in the critical U.S. pharmaceutical market and complementary current and near-term products in key therapeutic areas. It will have a leading sales force in the critical U.S. pharmaceutical market which will account for more than 50 percent of the company's global pharmaceutical sales.

The agricultural business has a leading global position in seeds, herbicides and biotechnology traits. In conjunction with the creation of the new company, it is expected that up to 19.9 percent of the agricultural business will be offered in an Initial Public Offering (IPO). The agricultural business will become a separate legal entity, with a stand-alone board of directors and its own publicly-traded stock upon completion of the intended IPO.

Leading the combined organization as President and Chief Executive Officer will be Fred Hassan, the current CEO of Pharmacia & Upjohn. Hassan will also have operational responsibility for the new company's core pharmaceutical business. Monsanto Chairman and CEO Robert B. Shapiro, will become the non-executive Chairman for a period of 18 months, after which he will be succeeded by Hassan.

The new company's corporate headquarters will be located in Peapack, NJ, along with the pharmaceutical business. The new company's agriculture business will be headquartered in St. Louis.

Under the terms of the merger-of-equals transaction, which has been unanimously approved by both boards of directors, Pharmacia & Upjohn shareowners will receive 1.19 shares of the combined enterprise for each share of Pharmacia & Upjohn they now hold. Each Monsanto share outstanding prior to the combination will represent one share in the combined company. The transaction will be tax-free to the shareowners of both companies and is expected to be accounted for as a pooling of interests. Monsanto shareowners would own approximately 51 percent of the combined company's shares.


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Driven by top-line synergies, the new company is expected to achieve a higher earnings level than either company on its own. In addition, the new company plans to achieve annualized synergies of more than $600 million consisting of cost avoidance and elimination of duplication, some of which may be reinvested to accelerate growth opportunities.

Commenting on the transaction, Mr. Shapiro said: "The new company is being created from two rapidly growing organizations with strong global capabilities. It is a merger driven from strength, and will have the appropriate scale and resources to capture the full value of its growth potential. We'll also be achieving significant synergies as we combine two technology-driven, market-leading businesses. The new company has a strong management structure. Fred Hassan is a proven CEO and I'm confident he will bring the same dynamism and focus on shareholder value to the new company that he brought to Pharmacia & Upjohn.

Said Mr. Hassan: "This is a combination designed to achieve both business growth and enhanced shareholder value over the near and long term. We are creating a high-gowth pharmaceutical company with a global leadership in sales and marketing, a superior R&D platform, and top-tier growth prospects, including several products with blockbuster potential. At the same time, we are establishing a structure which gives our agricultural operations the scope and autonomy to be a leading independent entity in the agricultural field with high growth opportunity supported by a strong capital structure and the potential for direct shareholder investment."

The new company's growing pharmaceutical business will be led by Celebrex, an innovative new treatment for arthritis launched in 1999 with sales to date of $1.4 billion; Xalatan, the world's top selling prescription medication for glaucoma; Detrol, the leading treatment for over-active bladder; Camptosar, a treatment for colorectal cancer; and Zyvox, a revolutionary new antibiotic expected to be launched in 2000.

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The new company has strong positions in a number of therapeutic areas, including arthritis and inflammation, antibiotics, oncology, cardiovascular, central nervous system, ophthalmology, urology and women's health. The company also has a strong consumer healthcare business led by key global brands, including the Nicorette family of tobacco-dependency products and Rogaine/Regaine, a treatment for hair loss.

The combined company's board of directors will consist of 20 members, with representation equally divided between Monsanto and Pharmacia & Upjohn.

Planned key appointments include that of Monsanto's Richard U. De Schutter, as Senior Executive Vice President, Pharmacia & Upjohn's Christopher Coughlin, as Executive Vice President and Chief Financial Officer; Monsanto's Philip Needleman, Ph.D. as Chief Scientific Officer; and Monsanto's Hendrik A. Verfaillie as CEO of the agricultural business. Further appointments will be announced during the course of the merger integration process.

The transaction is expected to close in the second quarter of 2000, subject to approval by both companies' shareholders, normal governmental reviews and other customary conditions.

This news release contains certain forward-looking statements, including, among other things, statements regarding each company's results of operations and expected cost savings and earnings per share effects. These forward-looking statements are based on current expectations, but actual results may differ materially from anticipated future events or results. Certain factors which could cause each company's actual results to differ materially from expected and historical results are described in Monsanto's and Pharmacia & Upjohn's periodic reports filed with the Securities and Exchange Commission, including Monsanto's and Pharmacia & Upjohn's 1998 annual reports and Forms 10-K and Exhibits 99 thereto, respectively.

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This announcement is not an offer to sell nor a solicitation to buy any securities. The offering with respect to the proposed merger will be made only by the proxy statement/prospectus that will be distributed to shareowners in connection with their consideration of the transaction.

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Pharmacia & UpJohn Media Contact:
Paul Fitzhenry (908) 901-8770

Pharmacia & Upjohn Analyst Contact:
Craig Tooman (908) 901-8851

Monsanto Company Media Contact:
Scarlett Lee Foster (314) 694-2883

Monsanto Company Analyst Contact:
Nick Filippello (314) 694-8148